ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change			2014
	2015	2014	Total	Foreign Exchange	Operational	Second Quarter	Third Quarter	Fourth Quarter
Revenue:
Livestock	$715	$706	1%	(6)%	7%	$703	$790	$904
Companion Animal	377	380	(1)%	(5)%	4%	439	408	405
Contract Manufacturing	10	11	(9)%	3%	(12)%	16	12	11
Total Revenue	$1,102	$1,097	—%	(6)%	6%	$1,158	$1,210	$1,320

U.S.
Livestock	$299	$263	14%	—%	14%	$224	$308	$368
Companion Animal	222	216	3%	—%	3%	235	224	221
Total U.S. Revenue	$521	$479	9%	—%	9%	$459	$532	$589

International
Livestock	$416	$443	(6)%	(9)%	3%	$479	$482	$536
Companion Animal	155	164	(5)%	(10)%	5%	204	184	184
Total International Revenue	$571	$607	(6)%	(10)%	4%	$683	$666	$720

Certain amounts and percentages may reflect rounding adjustments.

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change			2014
	2015	2014	Total	Foreign Exchange	Operational	Second Quarter	Third Quarter	Fourth Quarter
Total International	$571	$607	(6)%	(10)%	4%	$683	$666	$720
Australia	28	33	(15)%	(11)%	(4)%	45	47	48
Brazil	64	64	—%	(14)%	14%	83	71	93
Canada	33	36	(8)%	(10)%	2%	55	39	60
China	35	33	6%	(1)%	7%	23	24	27
France	26	40	(35)%	(11)%	(24)%	34	40	37
Germany	28	33	(15)%	(14)%	(1)%	40	34	43
Italy	25	27	(7)%	(12)%	5%	24	26	27
Japan	26	29	(10)%	(10)%	—%	32	17	26
Mexico	18	21	(14)%	(10)%	(4)%	21	20	22
Spain	19	21	(10)%	(14)%	4%	23	23	23
United Kingdom	42	43	(2)%	(8)%	6%	36	42	44
Other Developed	65	71	(8)%	(9)%	1%	87	84	84
Other Emerging	162	156	4%	(7)%	11%	180	199	186

Certain amounts and percentages may reflect rounding adjustments.

ZOETIS INC.
SEGMENT EARNINGS
(UNAUDITED)
(millions of dollars)

	First Quarter		% Change			2014
	2015	2014	Total	Foreign Exchange	Operational	Second Quarter	Third Quarter	Fourth Quarter
U.S.:
Revenue	$521	$479	9%	—%	9%	$459	$532	$589
Cost of Sales	125	111	13%	—%	13%	106	126	139
Gross Profit	396	368	8%	—%	13%	353	406	450
Gross Margin	76.0%	76.8%				76.9%	76.3%	76.4%
Operating Expenses	81	90	(10)%	—%	(10)%	95	93	123
Other (income)/deductions	—	—	*	—%	*	—	—	—
U.S. Earnings	315	278	13%	—%	13%	258	313	327

International:
Revenue	$571	$607	(6)%	(10)%	4%	683	666	720
Cost of Sales	204	217	(6)%	(7)%	1%	243	241	263
Gross Profit	367	390	(6)%	(12)%	6%	440	425	457
Gross Margin	64.3%	64.3%				64.4%	63.8%	63.5%
Operating Expenses	135	147	(8)%	(10)%	2%	175	168	195
Other (income)/deductions	2	1	100%	100%	—%	2	2	(3)
International Earnings	230	242	(5)%	(13)%	8%	263	255	265

Total Operating Segments	$545	$520	5%	(6)%	11%	$521	$568	$592

Other business activities(a)	(68)	(73)	(7)%			(75)	(76)	(94)
Reconciling Items:
Corporate(b)	(131)	(122)	7%			(125)	(142)	(170)
Purchase accounting adjustments(c)	(13)	(12)	8%			(13)	(13)	(13)
Acquisition-related costs(d)	(1)	(2)	(50)%			(2)	(1)	(3)
Certain significant items(e)	(41)	(36)	14%			(53)	(38)	(78)
Other unallocated(f)	(61)	(48)	27%			(53)	(60)	(79)
Total Earnings(g)	$230	$227	1%			$200	$238	$155

*Calculation not meaningful.

(a)	Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business.

(b)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(c)	Purchase accounting adjustments include certain charges related to intangible assets and property, plant and equipment not charged to our operating segments.

(d)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

(e)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain costs related to becoming an independent public company, restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative, certain legal and commercial settlements, and the impact of divestiture-related gains and losses.

(f)	Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment.

(g)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.